                             FIFTH AMENDMENT TO THE
                               REVOLVING LOAN AND
                               SECURITY AGREEMENT


         THIS FIFTH AMENDMENT TO THE REVOLVING LOAN AND SECURITY AGREEMENT (the "Fifth Amendment") is entered into by and among NATIONAL CANADA FINANCE CORP., NATIONAL BANK OF CANADA (New York, New York) (collectively, "Bank"), TRANSTECHNOLOGY CORPORATION, a Delaware corporation ("TT"), ELECTRONIC CONNECTIONS AND ASSEMBLIES, INC., a Delaware corporation ("ECA, Inc."), INDUSTRIAL RETAINING RING COMPANY, a New Jersey corporation ("IRR") and RETAINERS, INC., a New Jersey corporation ("Retainers" and, together with TT, ECA, Inc. and IRR, sometimes hereinafter referred to collectively in this Fifth Amendment as "Borrowers").

                                    RECITALS

         A. On June 21, 1991, TT and Bank entered into a certain Revolving Loan And Security Agreement (the "Loan Agreement," all terms defined therein being used in this Fifth Amendment with the same meaning unless otherwise stated) under the terms of which Bank loaned to TT $9,000,000 on a revolving loan basis and $4,000,000 in the form of letters of credit pursuant to the provisions set forth in the Loan Agreement.

         B. On December 18, 1991, TT and Bank entered into a certain First Amendment To The Revolving Loan And Security Agreement (the "First Amendment") to provide for (1) the elimination of the $4,000,000 sub-limit imposed on TT by Bank with respect to funding of the Letter of Credit Facility, (2) the modification of certain covenants, and (3) the waiver by Bank of TT's compliance with Section 7.1(N) of the Loan Agreement relating to TT's net worth for the period ended September 29, 1991.

         C. On December 10, 1992, TT and Bank entered into a certain Second Amendment To The Revolving Loan And Security Agreement (the "Second Amendment") to provide for (1) an increase in the maximum principal amount of borrowings under the Revolving Loan from $13,000,000 to $25,000,000 (inclusive of the issuance by Bank to TT of a maximum of $5,000,000 of standby letters of credit), (2) a modification to the rate of interest charged on borrowings under the Revolving Loan to provide for a rate of interest based on the Base Rate or LIBOR (as defined therein), (3) a modification to the Borrowing Base to permit loan advances against the Eligible Inventory of TT, (4) the modification of Bank's Collateral of TT to include machinery and equipment of TT, (5) the modification of certain financial covenants of TT, (6) the payment by TT of certain dividends, and (7) the extension of the Termination Date of the Loan Agreement.

         D. On December 31, 1992, TT and Bank entered into a letter agreement (the "Letter Agreement") to permit TT to pay dividends in accordance with Section 7.2(H) of the Loan Agreement, as amended, commencing with the quarter ending December 31, 1992.

         E. On August 2, 1993, TT and Bank entered into a certain Third Amendment To The Revolving Loan And Security Agreement (the "Third Amendment") to provide for (1) an increase in the maximum principal amount of borrowings under the Revolving Loan from $25,000,000 to $35,000,000 (inclusive of the issuance by Bank to TT of a maximum of $5,000,000 of standby letters of credit), (2) a term loan facility in the principal amount of $10,000,000 with interest accruing at a rate equal to one-quarter (1/4) percentage points above the Base Rate, (3) the grant to Bank of a mortgage on the Palnut Property (as defined in the Third Amendment), (4) a modification to the Borrowing Base to increase the amount of funds TT may borrow against Eligible Inventory from $13,000,000 to $18,000,000, and (5) the establishment of a termination fee upon the prepayment by TT of the term loan.

         F. On January 31, 1994, TT, ECA, Inc. and Bank entered into a certain Fourth Amendment To The Revolving Loan Security Agreement (the "Fourth Amendment") to add ECA, Inc., a wholly-owned subsidiary of TT, as a co-obligor for the repayment of all loans to TT and ECA, Inc. by Bank.

         G. TT is purchasing all of the outstanding stock of each of IRR and Retainers, each of which will be operated as wholly-owned subsidiaries of TT.

         H. In consideration for Bank agreeing to loan and re-loan funds to each of IRR and Retainers under the Revolving Loan in accordance with the provisions of the Loan Agreement, as amended, each of IRR and Retainers desire to (1) assume as a co-obligor all obligations and liabilities of Borrowers due and owing to Bank now or hereafter arising under the Loan Agreement, as amended, and (2) grant to Bank a security interest in and to its Collateral in accordance with the provisions of this Fifth Amendment.

         I. Borrowers and Bank now desire to amend the Loan Agreement, as amended, to (1) add each of IRR and Retainers as a co-obligor for the repayment of all loans to Borrowers by Bank, (2) provide for a term loan facility in the principal amount of $15,000,000 with interest accruing at a rate equal to the Base Rate, (3) modify the Borrowing Base to increase the maximum amount of borrowings against Eligible Inventory and to permit borrowings against the stock of Mace Security International owned by TT, (4) modify certain financial covenants of Borrowers, and (5) provide for such other amendments and modifications as are set forth in the provisions of this Fifth Amendment.

         J. Due to the affiliation and financial interdependence of Borrowers, Bank and Borrowers have determined that it would be in their respective best interests for each Borrower to be a joint and several obligor of each other Borrower's obligations to Bank in accordance with the provisions set forth in the Loan Agreement, as amended by the First Amendment, the Second Amendment, the Letter Agreement, the Third Amendment, the Fourth Amendment and this Fifth Amendment.


                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:


SECTION I.       AMENDMENTS TO LOAN AGREEMENT.

         The Loan Agreement is amended as follows:

         A. On and after the effective date of this Fifth Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," and "hereof," or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement, as amended by the First Amendment, the Second Amendment, the Letter Agreement, the Third Amendment, the Fourth Amendment and this Fifth Amendment. The Loan Agreement, as amended by the First Amendment, the Second Amendment, the Letter Agreement, the Third Amendment, the Fourth Amendment and this Fifth Amendment, is, and shall continue to be, in full force and effect and hereby is ratified and confirmed in all respects.

         B. On and after the effective date of this Fifth Amendment, each reference in the Loan Agreement, as amended, to "Borrower" or words of like import referring to Borrower shall mean, refer to, and include each of TT, ECA, Inc., IRR and Retainers, and shall hereinafter be treated as referring to "Borrowers" on a collective basis and in the aggregate.

         C. Grant of Security Interest. To secure the prompt payment and performance of the Obligations, each of IRR and Retainers hereby grants to Bank in accordance with the provisions of Section 4.1 of the Loan Agreement, as amended, a continuing security interest in and to all of the Property of IRR and Retainers, as the case may be, described in Section 4.1(A) through (G) of the Loan Agreement, as amended, whether now owned or existing or hereafter acquired or arising and wheresoever located.

         D. Paragraphs (G), (J), (N), (MM), and (JJJ) of Section 1.1 of the Loan Agreement are amended in their entirety as follows:

                 (G)      Borrowing Base.  Subject to the provisions of Section
         2.1 of this Agreement, an amount equal to the lesser of:

                          (1) The sum of (a) eighty percent (80%) of the unpaid face amount of Eligible Accounts, plus (b) the lesser of (i) fifty percent (50%) of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory or (ii) $19,000,000, plus (c) the lesser of (i) fifty percent (50%) of the close price (to be determined as of the last day of the immediately preceding month for the then current month) of the Mace Stock as quoted by the NASDAQ National Market Issues, or (ii) $1,000,000; or

                          (2)  The Revolving Loan Credit Limit.

                 (J) Collateral. The Accounts, Inventory, Fixed Collateral, the Palnut Property, the Mace Stock and all other Property of Borrowers now or at any time or times hereafter subject to a Lien in favor of Bank.

                 (N) Credit Documents. This Agreement, the Promissory Note, the Term Note, the Acquisition Term Note, the Mortgage, the Pledge Agreement and all other agreements, instruments, and documents (including, but not limited to, all assignments, security agreements, lien waivers, subordinations, guarantees, powers of attorney, and consents) heretofore, now, or hereafter executed by Borrowers and delivered to Bank (other than the legal opinions) with respect to the transactions contemplated by this Agreement, in each instance as the foregoing may be amended from time to time.

                 (MM) Promissory Note. The Promissory Note executed by TT and delivered to Bank, dated June 21, 1991, as amended by (1) the First Amendment To Promissory Note, executed by TT and delivered to Bank, dated December 10, 1992, (2) the Second Amendment To Promissory Note, executed by TT and delivered to Bank, dated August 2, 1993, (3) the Third Amendment To Promissory Note executed by TT and ECA, Inc. and delivered to Bank, dated January 31, 1994, and (4) the Fourth Amendment To Promissory Note in the form attached to the Fifth Amendment as Exhibit A (with such changes or modifications, if any, to which Borrowers and National Canada Finance Corp. may agree) evidencing the Revolving Loan made by National Canada Finance Corp. pursuant to Section 2.1(A) of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

                 (JJJ) Term Note. The Term Note executed by TT and delivered to Bank, dated August 2, 1993, as amended by (1) the First Amendment To Term Note, executed by TT and ECA, Inc., dated January 31, 1994, and (2) the Second Amendment To Term Note in the form attached to the Fifth Amendment as Exhibit B (with such changes or modifications, if any, to which Borrowers and National Canada Finance Corp. may agree) evidencing the Term Loan made by National Canada Finance Corp. pursuant to Section 2.2(A) of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

         E.      Paragraphs (KKK), (LLL), (MMM) and (NNN) are added to Section
1.1 of the Loan Agreement as follows:

                 (KKK) Acquisition Term Loan. As defined in Section 2.3(A) of this Agreement.

                 (LLL) Acquisition Term Note. The Acquisition Term Note to be executed by Borrowers in substantially the form attached to the Fifth Amendment as Exhibit C (with such changes or modifications, if any, to which Borrowers and National Canada Finance Corp. may agree) evidencing the Acquisition Term Loan made by National Canada Finance Corp. pursuant to Section 2.3(A) of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

                 (MMM) Mace Stock. The 465,000 shares of common stock of Mace Security International, a Delaware corporation, owned by TT.

                 (NNN) Pledge Agreement. The Pledge And Security Agreement in the form attached to the Fifth Amendment as Exhibit D (with such changes or modifications, if any, to which TT and National Canada Finance Corp. may agree).

         F. Sections 2.3 through 2.12 of the Loan Agreement are amended in their entirety and a new Section 2.13 is added to the Loan Agreement as follows:

                 2.3  Acquisition Term Loan.

                 (A) Establishment of Acquisition Term Loan. Subject to the provisions of this Agreement, on the effective date of the Fifth Amendment, Bank shall make a term loan to Borrowers in the amount of Fifteen Million Dollars ($15,000,000; the "Acquisition Term Loan").

                 (B) Payment. The Acquisition Term Loan shall bear interest as provided in paragraph (C) of this Section 2.3 and shall be evidenced by, and repayable in accordance with, the Acquisition Term Note but, in the absence of such Acquisition Term Note, shall be evidenced by Bank's records of disbursements and repayments. Without in any way limiting Bank's right at any time to demand payment of the entire principal amount of the Acquisition Term Loan, and all interest accrued thereon, upon the occurrence of an Event of Default, which right is absolute and unconditional, the entire principal amount of the Acquisition Term Loan, together with all interest accrued thereon, shall become due and payable in full on September 30, 1999, without notice, presentment, demand, notice of dishonor, or any notice of any kind.

                 (C) Interest on Acquisition Term Loan. Borrowers shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) on the unpaid principal amount of the Acquisition Term Loan outstanding from time to time from the date thereof until paid, payable as of the last day of each month commencing September 30, 1994, and continuing on the last day of each month thereafter, and, at the maturity thereof, at a rate per annum which shall be equal to the Base Rate from time to time in effect. Any increase or decrease in the Base Rate shall become effective on the date of such change.

                 2.4 Letter of Credit Facility. Subject to the provisions of this Agreement, National Canada Finance Corp. or its parent corporation, National Bank of Canada (New York, New York), shall issue for and on behalf of Borrowers standby letters of credit the issued and outstanding amounts of which, together with all unpaid draws thereon, (1) shall not exceed the lesser of (a) the Borrowing Base or
         (b) $5,000,000 (the "Letter of Credit Facility"), and (2) shall reduce, on a dollar for dollar basis, the Borrowing Base and the Revolving Loan Credit Limit. All draws made upon any issued and outstanding standby letter of credit shall bear interest at the Adjusted Base Rate from time to time in effect and all payments of principal, and accrued interest thereon, shall be due and payable in accordance with the provisions of Section 2.1(B) and (D) above.

                 2.5      Fees and Additional Charges.

                 (A) Commitment Fee. On the date of execution of the Fifth Amendment, Borrowers shall pay to Bank a commitment fee of $37,500 (the "Commitment Fee").

                 (B) Unused Line Fee. Commencing July 31, 1991, and continuing on the last day of each month thereafter until such time as the Revolving Loan is terminated as provided herein and Borrowers' Obligations are paid in full, Borrowers shall pay to Bank an amount equal to one-quarter of one percent (1/4%) per annum of the difference between the Revolving Loan Credit Limit and the sum of (1) the issued and outstanding standby letters of credit and (2) the outstanding principal balance of the Revolving Loan during the preceding month (the "Unused Line Fee").

                 (C) Termination Fee. Prior to the Termination Date, Borrowers may terminate this Agreement as of the last day of any month by giving Bank at least ninety (90) days prior written notice of the date on which this Agreement is to terminate, which date must be the last day of a month, and by paying to Bank on such termination date all of the outstanding principal balance due and payable under the Promissory Note, the Term Note, the Acquisition Term Note, all other Obligations, and all accrued and unpaid interest thereon; provided, however, that if such specified date of termination is on or before the Termination Date, Borrowers shall pay Bank an amount equal to one percent (1%) of the sum of the Revolving Loan Credit Limit and the original principal amount of the Term Loan (the "Termination Fee"). The Termination Fee shall be paid to Bank at the same time and in the same manner in which Borrowers pay in full the then outstanding principal amounts and interest thereon due and owing under the Promissory Note, the Term Note, the Acquisition Term Note and all other Obligations.

                 (D)      Letter of Credit Fee.    Borrowers shall be obligated
         to pay Bank a per-annum amount equal to one and one-half percent (1.5%) of the face amount of each standby letter of credit issued by Bank for the benefit of Borrowers (the "Letter of Credit Fee"). Each Letter of Credit Fee shall be due and payable in equal quarterly installments. The first quarterly installment of each Letter of Credit Fee shall be due and payable on the date of issuance of such Letter of Credit and any additional quarterly installments shall be due and payable in advance for each subsequent quarter in which a standby letter of credit is issued and outstanding for the benefit of Borrowers.

                 2.6 Accountings. Any accounting rendered by Bank to Borrowers shall be deemed correct and conclusively binding upon Borrowers unless (A) Borrowers notify Bank by certified mail, return receipt requested, within thirty (30) calendar days after the date when each such accounting is mailed or otherwise delivered to Borrowers, or (B) there exists a bona fide mistake in such accounting regardless of which party discovers such mistake.

                 2.7 All Advances to Constitute One Loan. The Revolving Loan, the Term Loan, the Acquisition Term Loan and all other amounts owed by Borrowers to Bank under this Agreement, whether or not evidenced by a promissory note or term note, shall constitute one obligation of Borrowers, secured by Bank's lien on and security interest in all of the Collateral. Borrowers shall be liable to Bank for all of the Obligations, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Bank hereunder inure to the benefit of Borrowers, and that Bank is relying on the liability of Borrowers in extending credit and otherwise making advances under this Agreement.

                 2.8 Excess Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has received interest under this Agreement in excess of the highest applicable rate, such excess interest shall first be applied to any unpaid principal balance owed by Borrowers and, if the then remaining excess interest is greater than the unpaid principal balance, Bank promptly shall refund such excess interest to Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Promissory Note, the Term Note or the Acquisition Term Note, if the rate of interest payable on the Promissory Note, the Term Note or the Acquisition Term Note is ever reduced as a result of this Section
         2.8 and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for in the Promissory Note, the Term Note or the Acquisition Term Note, then the rate provided for in the Promissory Note, the Term Note or the Acquisition Term Note, as the case may be, shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by Bank is that which would have been received by Bank but for the operation of this
         Section 2.8.

                 2.9 Revival. To the extent that Borrowers make a payment or payments to Bank or to the extent Bank receives any payment or proceeds of the Collateral for

         Borrowers' benefit, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or Federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received by Borrowers, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect as if such payment or proceeds had not been received by Bank.

                 2.10 Optional Charge Against Revolving Loan. To the extent Borrowers do not remit, when due, any payments of interest or, in the case of the Term Loan, the Acquisition Term Loan or any other loans or Obligations other than the Revolving Loan, any payment of principal or any other payment required to be made by Borrowers to Bank pursuant to the terms of any of the Credit Documents within any applicable grace periods, Bank, at its option, may make such payment by increasing the outstanding principal balance of the Revolving Loan in order to prevent such amount from becoming past due, but it is expressly acknowledged and covenanted that Bank shall be under no obligation to do so.

                 2.11 Specific Conditions Applicable to Requests for Revolving Loan. In addition to all other conditions set forth in this Agreement, each request by Borrowers for a Revolving Loan also is subject to the following specific conditions:

                 (A) Notice of Request. Borrowers shall notify Bank in writing or telephonically of Borrowers' request for a Revolving Loan, which request shall be received by Bank not later than 2:00 p.m., Cleveland, Ohio time and shall state the total amount of the Revolving Loan requested.

                 (B) Borrowing Base Certificate. Borrowers' written request shall be accompanied by a duly completed and executed "Borrowing Base Certificate" in the form attached to this Agreement as
         Exhibit 2.9(B). If Borrowers' request is made telephonically, the Borrowing Base Certificate shall be delivered to Bank no later than the next business day after such telephonic request is made. Each Borrowing Base Certificate shall demonstrate that the principal amount of the Revolving Loan, when added to the aggregate principal amount of all Revolving Loans then outstanding, shall not exceed the Borrowing Base, as determined based on the last Borrowing Base Certificate timely delivered to Bank pursuant to Section 5.4(B) of this Agreement.

                 (C) Borrowers' Acceptance of Proceeds. The acceptance by Borrowers of the proceeds of any Revolving Loan, as of the date of such acceptance, shall be deemed (1) to constitute a representation and warranty by Borrowers that all conditions to the making of such Revolving Loan set forth in this Agreement have been satisfied, and
         (2) a confirmation by Borrowers of the granting and continuance of the Lien in favor of Bank created pursuant to this Agreement and the Credit Documents.

                 (D) Conditions to Making Revolving Loan. Bank shall not make any Revolving Loan unless (1) it shall have received Borrowers' written or telephonic request and Borrowing Base Certificate in the prescribed time as set forth in paragraph (A) of this Section 2.11,
         (2) no Event of Default shall then exist or, immediately after the making of any Revolving Loan, would exist, (3) all provisions or covenants contained in Section 7 of this Agreement shall have been complied with or performed, (4) all of the Credit Documents shall be in full force and effect, (5) the representations and warranties contained in Section 6 of this Agreement shall be true and correct in all material respects as if made on and as of the date of such borrowing except to the extent that any thereof expressly relate to an earlier date, and (6) Bank shall not have made demand for the payment of the Obligations or otherwise terminated the availability of any Revolving Loan.

                 2.12 Manner of Payments. On or before the date they become due, Borrowers shall make payments to Bank in immediately available funds, even if it contests any statement rendered by Bank; provided, however, that if any statement is subsequently proved to be incorrect, Bank, at the option of Borrowers, shall (A) refund any overpaid amount to Borrowers, or (B) grant a credit against amounts due for the following month in the appropriate amount. As to Obligations which become due and payable other than on a fixed date by their terms or as a result of demand for payment and/or acceleration on account of an Event of Default, Borrowers immediately shall pay to Bank such Obligations in immediately available funds. Whenever any payment to be made hereunder including, but not limited to, any payment to be made on the Promissory Note, the Term Note or the Acquisition Term Note, is stated to be due on a day which is not a banking day, such payment may be made on the next succeeding banking day and such extension of time in each such case shall be included in the computation of the interest payable on the Promissory Note, the Term Note or the Acquisition Term Note or such other

         Obligation. Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder (including, but not limited to, payments with respect to the Promissory Note, the Term Note or the Acquisition Term Note) shall be made in immediately available funds to Bank prior to 2:00 p.m., Cleveland, Ohio time, on the date when due. Payments received by Bank after 2:00 p.m., Cleveland, Ohio time, shall be deemed to have been made on the next following banking day.

                 2.13 Default Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate, calculated daily on a 360-day year basis, based upon the actual number of days elapsed.

         G. The reference to Section 2.10(B) set forth in Section 5.4 of the Loan Agreement is hereby amended to mean and refer to Section 2.11(B).

         H.      Section 4.6 is added to the Loan Agreement as follows:

                 4.6 Pledge of Mace Stock. To further secure the prompt payment and performance of the Obligations, TT hereby pledges to Bank the Mace Stock pursuant to the provisions of the Pledge Agreement.

         I. Paragraphs (N), (Q) and (S) and the first paragraph of paragraph (O) of Section 7.1 of the Loan Agreement are amended in their entirety as follows:

                 (N) Tangible Net Worth. Maintain a Tangible Net Worth on the following dates which is equal to or greater than as set forth below:

                                                                             Minimum
                                                                             Tangible
                 Date                                                        Net Worth
                 ----                                                        ---------
         (1)     As of the date of
                 this Agreement and
                 on December 31, 1992                                        56,000,000
         (2)     As of March 31, 1993                                        57,000,000
         (3)     As of June 30, 1993                                         58,000,000
         (4)     As of September 30,
                 1993                                                        59,000,000
         (5)     As of December 31,
                 1993                                                        59,000,000
         (6)     As of March 31, 1994                                        60,000,000
         (7)     As of June 30, 1994                                         61,000,000
         (8)     As of September 30,
                 1994                                                        45,000,000
         (9)     As of March 31, 1995                                        50,000,000

         (10)    As of March 31, 1996                                        59,000,000
         (11)    As of March 31, 1997
                 and the last day of
                 each quarter thereafter                                     64,000,000

                 For purposes of this Section 7.1(N) and Section 7.1(O), "Tangible Net Worth" shall mean the amount of the shareholders' equity computed in accordance with GAAP as shown on the financial statements of Borrowers described in Section 7.1(I) (as certified to by the Chief Financial Officer of Borrowers), but deducting from such amount the sum of (1), (2), (3), (4), and (5) below:

                          (1) The net book value of all intangible assets includings, but not limited to, goodwill, trademarks, trade names, copyrights, and rights in any thereof, and "special technologies"; provided, however, for purposes of this paragraph (1), intangible assets shall not include unamortized debt discount and expense or any intangibles arising from the Kinnedyne or the Coil Systems acquisitions by Borrowers.

                          (2) The net book value of all marketable and nonmarketable securities which are not deemed to be cash equivalents by Bank;

                          (3) Any write-up in the book value of any assets, other than (a) purchase accounting write-ups made in accordance with GAAP and (b) write-ups in the ordinary course of business resulting from a revaluation thereof which results in a corresponding increase in shareholder equity;

                          (4) Loans or advances to individual shareholders, employees, or any other individual except in the ordinary course of business; and

                          (5) Loans or advances by Borrowers to any Affiliate (other than a Subsidiary of Borrowers).

         For purposes of this Section 7.1(N) and Section 7.1(O), "Tangible Net Worth" shall be increased by the amount of the FAS 106 liability recorded by Borrowers (if any) for the fiscal year ending March 31, 1994, up to a maximum of Two Million Five Hundred Thousand Dollars ($2,500,000).

                 (O) Total Debt/Tangible Net Worth Ratio. Maintain at the close of each calendar quarter during the following time periods a "Total Debt to Tangible Net

         Worth" ratio which is equal to or less than as set forth below:

                                                                             Total Debt/
                                                                             Tangible Net
                 Date                                                        Worth Ratio
                 ----                                                        -----------
         (1) As of the date of this                                          0.8 to 1.0
             Agreement through
             March 30, 1993

         (2) As of March 31, 1993, and                                       0.75 to 1.0
             through the day immediately
             prior to the date of
             execution of the Third
             Amendment

         (3) As of the date of execution                                     1.0 to 1.0
             of the Third Amendment and
             through September 29, 1994

         (4) As of September 30, 1994                                        1.65 to 1.0
             and through March 30, 1995

         (5) As of March 31, 1995 and                                        1.4 to 1.0
             through March 30, 1996

         (6) As of March 31, 1996, and at                                    1.25 to 1.0
             the end of each quarter
             thereafter

                 (Q) Cashflow Coverage. For the period ending September 30, 1994, and at the close of each fiscal quarter thereafter, maintain a "Cashflow Coverage" ratio equal to or greater than 1.1 to 1.0. For purposes of this Section 7.1(Q), "Cashflow Coverage" shall be a ratio the numerator of which is equal to Borrowers' net income plus depreciation and amortization of Borrowers for such quarter and the denominator of which is equal to Borrowers' current maturities of its long-term debt plus Borrowers' Capital Expenditures for such quarter. So long as no Event of Default has occurred, commencing September 30, 1994, the outstanding principal portion of the Obligations shall not be characterized as a current liability for purposes of determining Borrowers' compliance with the requirements of this Section 7.1(Q).

                 (S) Net Income. Commencing with Borrowers' fiscal year ending March 31, 1995, Net Income (as defined in Section 7.2(H) of this Agreement) shall not be less than $5,000,000 for each of its fiscal years during the term of this Agreement.

         J. Section 10.1(A) of the Loan Agreement is amended in its entirety as follows:

                 (A) Payment of Debt Service. Failure by Borrowers to (1) make payment of principal or interest on the Promissory Note, the Term Note or the Acquisition Term Note on or within two (2) days after the due date thereof, (2) pay any other Obligation on or within ten (10) days after the due date thereof, (3) remit Accounts or deposit funds as required by the terms of this Agreement; or (4) make payment of any other sum on the Promissory Note, the Term Note or the Acquisition Term Note within ten (10) days after receipt by Borrowers from Bank of notice of such failure to pay.

         K. Section 10.2 of the Loan Agreement is amended in its entirety as follows:

                 10.2 Acceleration of the Obligations. Upon and after the occurrence of an Event of Default and upon notice by Bank to Borrowers in the manner set forth in Section 12.10 hereof, all of the Obligations due or to become due from Borrowers to Bank, whether under this Agreement, the Promissory Note, the Term Note, the Acquisition Term Note or otherwise, at the option of Bank immediately shall become due and payable, anything in the Promissory Note, the Term Note, the Acquisition Term Note or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.


SECTION II.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                 BORROWERS.

         A. Each Borrower represents, warrants, and covenants that it has good and marketable title to the Collateral free and clear of all liens, claims, mortgages, security interests, pledges, charges or encumbrances whatsoever (other than Permitted Liens or as have otherwise been permitted by Bank pursuant to the Loan Agreement, as amended), except as have been granted to Bank.

         B. To the extent such representations, warranties and covenants pertain to or are to be performed by Borrowers, all representations, warranties and covenants in the Loan Agreement, as amended by the First Amendment, the Second Amendment, the Letter

Agreement, the Third Amendment, and the Fourth Amendment shall continue and be binding on Borrowers under this Fifth Amendment.


SECTION III.     CONDITIONS PRECEDENT.

         Each Borrower acknowledges that the effectiveness of this Fifth Amendment is subject to the receipt by Bank of the following documents on the date of this Agreement, all in form and substance satisfactory to Bank and its counsel:

                 A. A certified copy of resolutions of Members of the Board of Directors of each Borrower approving this Fifth Amendment and all of the matters described in this Fifth Amendment, and authorizing the execution, delivery, and performance by such Borrower of this Fifth Amendment, the Fourth Amendment To Promissory Note, the Second Amendment To Term Note, the Acquisition Term Note, and every other document required to be delivered pursuant to this Fifth Amendment.

                 B. The Fourth Amendment To Promissory Note executed by Borrowers and accepted by Bank in substantially the same form as is attached to this Fifth Amendment as Exhibit A.

                 C. The Second Amendment To Term Note executed by Borrowers and accepted by Bank in substantially the same form as is attached to this Fifth Amendment as Exhibit B.

                 D. The Acquisition Term Note executed by Borrowers and accepted by Bank in substantially the same form as is attached to this Fifth Amendment as Exhibit C.

                 E. The Pledge And Security Agreement executed by TT to Bank in substantially the same form as is attached to this Fifth Amendment as Exhibit D, along with (1) the stock certificate(s) possessed by TT evidencing TT's ownership in the stock of Mace Security International, and (2) an irrevocable stock power executed in blank by TT.

                 F. A certificate signed by a duly authorized officer of each Borrower to the effect that:

                          (1) As of the date hereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or passage of time or both, would be an Event of Default; and

                          (2) The representations and warranties set forth in Section 6.1 of the Loan Agreement are true as of the date of this Fifth Amendment.

                 G. A certificate of each Borrower's corporate secretary certifying (1) to the incumbency and signatures of the officers of each Borrower signing this Fifth Amendment and every other document to be delivered pursuant to the Fifth Amendment, (2) to the effect that TT's Certificate of Incorporation has not been amended since the execution of the Loan Agreement, (3) to the effect that TT's Bylaws have not been amended since the execution of the Second Amendment, (4) to the effect that the Certificate of Incorporation and Bylaws of ECA, Inc. have not been amended since the execution of the Fourth Amendment, and (5) attached thereto are true, correct and complete copies of the Articles of Incorporation and Bylaws of each of IRR and Retainers, and each Borrower's Articles of Incorporation and Bylaws are in full force and effect as of the date of such certificate.

                 H. UCC-1 Financing Statements signed by a duly authorized officer of ECA, Inc., IRR and Retainers.

                 I. A good standing certificate for ECA, Inc. from the Secretary of State for each of Delaware, Texas and Illinois, and a good standing certificate for each of IRR and Retainers from the Secretary of State of New Jersey.

                 J. Such other documents as Bank may reasonably request to implement this Fifth Amendment and the transactions described in this Fifth Amendment.


SECTION IV.  APPLICABLE LAW.

         This Fifth Amendment shall be deemed to be a contract under the laws of the State of New Jersey, and for all purposes shall be construed in accordance with the laws of such State.


SECTION V.  COUNTERPARTS.

         This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment by their duly authorized officers this 9 day September, 1994.


TRANSTECHNOLOGY CORPORATION                INDUSTRIAL RETAINING RING
                                           COMPANY

By: /s/ CHANDLER J. MOISEN                 By: /s/ STEVEN R. WILSON
    --------------------------------           -----------------------------

         Senior Vice President
Title:   and Chief Financial Officer       Title: President
         ---------------------------              --------------------------

ELECTRONIC CONNECTIONS                     RETAINERS, INC.
AND ASSEMBLIES, INC.

By: /s/ VALENTINA DOSS                     By: /s/ STEVEN R. WILSON
    --------------------------------           -----------------------------

             Vice President and
Title:         Secretary                   Title: President
       -----------------------------              --------------------------


NATIONAL BANK OF CANADA                    NATIONAL CANADA FINANCE CORP.
(NEW YORK, NEW YORK)

By:                                        By:
   ---------------------------------           -----------------------------

Title:                                     Title:
      ------------------------------              --------------------------

                              SCHEDULE OF EXHIBITS




Exhibit A - Form of Fourth Amendment To Promissory Note
Exhibit B - Form of Second Amendment To Term Note
Exhibit C - Form of Acquisition Term Note
Exhibit D - Form of Pledge And Security Agreement

                                   EXHIBIT A



                  FORM OF FOURTH AMENDMENT TO PROMISSORY NOTE

                                   EXHIBIT B



                     FORM OF SECOND AMENDMENT TO TERM NOTE

                                   EXHIBIT C



                         FORM OF ACQUISITION TERM NOTE

                                   EXHIBIT D



                     FORM OF PLEDGE AND SECURITY AGREEMENT